EXHIBIT 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
First Quarter 2021 Results
For the quarter ended March 31, 2021
(Compared to the quarter ended March 31, 2020)
- Generating Positive Adjusted Property EBITDA in Macao and Singapore
- Pandemic-Related Travel Restrictions and Reduced Visitation Continue to Impact Financial Results
- Safety and Security of Team Members and Guests and Support for Local Communities in Macao, Singapore and Las Vegas Remain Central to our Efforts
- Investment and Capital Expenditure Programs that Expand and Enhance our Integrated Resort Offerings in Macao and Singapore Provide Ideal Platform for Growth
- Balance Sheet Strength Enables the Company to Pursue Promising Development Opportunities in New Markets

LAS VEGAS, NV, April 21, 2021 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended March 31, 2021.

“We couldn’t be more enthusiastic about the opportunity to welcome more guests back to our properties as greater volumes of visitors are eventually able to travel to Macao, Singapore and Las Vegas,” said Robert G. Goldstein, chairman and chief executive officer. “We also remain deeply committed to supporting our team members and to helping those in need in each of our local communities as they recover from the impact of the COVID-19 pandemic.”

“We remain confident in the eventual recovery in travel and tourism spending across our markets. Demand for our offerings from our customers who have been able to visit remains robust, but pandemic-related travel restrictions, particularly in Macao and Singapore, continue to limit visitation and hinder our current financial performance.”

“Our industry-leading investments in our team members, our communities, and our market-leading Integrated Resort offerings position us exceedingly well to deliver growth as these travel restrictions eventually subside and the recovery comes to fruition. We are fortunate that our financial strength supports our investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $1.20 billion, a decrease of 15.6% from the prior year quarter. Operating loss was $96 million, compared to operating income of $6 million in the prior year quarter. Net loss from continuing operations in the first quarter of 2021 was $280 million, compared to $92 million in the first quarter of 2020. Consolidated adjusted property EBITDA was $244 million, compared to $349 million in the prior year quarter.

In March 2021, LVS entered into definitive agreements to sell its Las Vegas real property and operations for an aggregate purchase price of approximately $6.25 billion and anticipates the transaction to close in the fourth quarter of 2021. The financial position, results of operations and cash flows of the Las Vegas Operating Properties have been presented as a discontinued operation held for sale.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 4.6%, compared to the first quarter of 2020, to $771 million. Net loss for SCL was $213 million, compared to $166 million in the first quarter of 2020.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $154 million for the first quarter of 2021, compared to $128 million for the prior year quarter. Our weighted average borrowing cost in the first quarter of 2021 was 4.4%, compared to 4.2% during the first quarter of 2020, while our weighted average debt balance increased compared to the prior year quarter due to the issuance of $1.50 billion of senior notes by SCL in June 2020 and borrowings of $505 million under the SCL Credit Facility in the first quarter of 2021.

Our income tax expense for the first quarter of 2021 was $14 million, compared to $22 million in the prior year quarter. The income tax expense for the first quarter of 2021 was primarily driven by a 17% statutory rate on our Singapore operations and a non-cash expense of $20 million related to an increase of a valuation allowance related to our U.S. foreign tax credits.

Balance Sheet Items
Unrestricted cash balances as of March 31, 2021 were $2.07 billion.

The company has access to $3.94 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of March 31, 2021, total debt outstanding, excluding finance leases, was $14.42 billion.

Capital Expenditures
Capital expenditures during the first quarter totaled $291 million, including construction, development and maintenance activities of $268 million in Macao and $23 million at Marina Bay Sands.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, April 21, 2021 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s preeminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide, drive social impact through the Sands Cares community engagement and charitable giving program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities; execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; government regulation; risks relating to our gaming licenses and subconcession; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; gaming promoters; competition; tax law changes; transportation infrastructure in Macao; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the satisfaction of the conditions precedent to the consummation of the proposed sale of our Las Vegas real property and operations, including the Venetian Resort Las Vegas and the Sands Expo and Convention Center (the “Proposed Transaction”), including the receipt of regulatory approvals; unanticipated difficulties or expenditures relating to the Proposed Transaction; legal proceedings, judgments or settlements that may be instituted in connection with the Proposed Transaction, including those against us, our board of directors and executive officers and others;

disruptions of current plans and operations caused by the announcement and pendency of the Proposed Transaction; potential difficulties in employee retention due to the announcement and pendency of the Proposed Transaction; the response of customers, suppliers, business partners and regulators to the announcement of the Proposed Transaction; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Contacts:

Investment Community:
Daniel Briggs
(702) 414-1221

Media:
Ron Reese
(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2021 Results
Non-GAAP Measures

Within the company’s first quarter 2021 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income/loss,” “adjusted earnings/loss per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income/loss,” and “hold-normalized adjusted earnings/loss per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income/loss, which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income/loss and adjusted earnings/loss per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income/loss from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income/loss from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income/loss and hold-normalized adjusted earnings/loss per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income/loss and adjusted earnings/loss per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Casino	$865	$1,075
Rooms	96	141
Food and beverage	56	64
Mall	156	103
Convention, retail and other	23	34
Net revenues	1,196	1,417
Operating expenses:
Resort operations	957	1,071
Corporate	49	59
Pre-opening	5	5
Development	9	6
Depreciation and amortization	255	253
Amortization of leasehold interests in land	14	14
Loss on disposal or impairment of assets	3	3
	1,292	1,411
Operating income (loss)	(96)	6
Other income (expense):
Interest income	1	13
Interest expense, net of amounts capitalized	(154)	(128)
Other income (expense)	(17)	39
Loss from continuing operations before income taxes	(266)	(70)
Income tax expense	(14)	(22)
Net loss from continuing operations	(280)	(92)
Income (loss) from discontinued operations, net of income taxes	(62)	41
Net loss	(342)	(51)
Net loss attributable to noncontrolling interests	64	50
Net loss attributable to Las Vegas Sands Corp.	$(278)	$(1)

Earnings (loss) per share — basic:
Net loss from continuing operations	$(0.28)	$(0.05)
Net income (loss) from discontinued operations, net of income taxes	(0.08)	0.05
Net loss per common share	$(0.36)	$—

Earnings (loss) per share — diluted:
Net loss from continuing operations	$(0.28)	$(0.05)
Net income (loss) from discontinued operations, net of income taxes	(0.08)	0.05
Net loss per common share	$(0.36)	$—

Weighted average shares outstanding:
Basic	764	764
Diluted	764	764

Dividends declared per common share	$—	$0.79

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net Revenues
The Venetian Macao	$340	$315
The Londoner Macao	137	170
The Parisian Macao	87	141
The Plaza Macao and Four Seasons Macao	170	107
Sands Macao	35	69
Ferry Operations and Other	8	12
Macao Operations	777	814

Marina Bay Sands	426	612
Intercompany Royalties(1)	25	35
Intersegment Eliminations (2)	(32)	(44)
	$1,196	$1,417

Adjusted Property EBITDA
The Venetian Macao	$82	$49
The Londoner Macao	(23)	—
The Parisian Macao	(8)	(3)
The Plaza Macao and Four Seasons Macao	70	28
Sands Macao	(18)	(1)
Ferry Operations and Other	(3)	(6)
Macao Operations	100	67

Marina Bay Sands	144	282
	$244	$349

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	24.1%	15.6%
The Londoner Macao
The Parisian Macao
The Plaza Macao and Four Seasons Macao	41.2%	26.2%
Sands Macao
Ferry Operations and Other
Macao Operations	12.9%	8.2%

Marina Bay Sands	33.8%	46.1%

Total	20.4%	24.6%
____________________

Note:	The information for the three months ended March 31, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.
(1)	Royalties earned from foreign operations, which were previously included in the Las Vegas Operating Properties and will continue post-closing of the sale.
(2)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Loss from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2021	2020
Net loss from continuing operations	$(280)	$(92)
Add (deduct):
Income tax expense	14	22
Other (income) expense	17	(39)
Interest expense, net of amounts capitalized	154	128
Interest income	(1)	(13)
Loss on disposal or impairment of assets	3	3
Amortization of leasehold interests in land	14	14
Depreciation and amortization	255	253
Development expense	9	6
Pre-opening expense	5	5
Stock-based compensation (1)	5	3
Corporate expense	49	59
Consolidated Adjusted Property EBITDA	$244	$349

Hold-normalized casino revenue (2)	(80)	10
Hold-normalized casino expense (2)	27	(5)
Consolidated Hold-Normalized Adjusted Property EBITDA	$191	$354
____________________

Note:	The information for the three months ended March 31, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as it is classified as a discontinued operation held for sale.
(1)
During the three months ended March 31, 2021 and 2020, the company recorded stock-based compensation expense of $7 million and $7 million, respectively, of which $2 million and $4 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended March 31, 2021

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$100	$(46)	$21	$75
Marina Bay Sands	144	(34)	6	116
	$244	$(80)	$27	$191

	Three Months Ended March 31, 2020

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$67	$25	$(8)	$84
Marina Bay Sands	282	(15)	3	270
	$349	$10	$(5)	$354
____________________

Note:	The information for the three months ended March 31, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.
(1)	For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Loss Attributable to LVS to Adjusted Net Loss and Hold-Normalized Adjusted Net Loss:
	Three Months Ended
	March 31,
	2021	2020
Net loss attributable to LVS	$(278)	$(1)

Pre-opening expense	5	5
Development expense	9	6
Loss on disposal or impairment of assets	3	3
Other (income) expense	17	(39)
(Income) loss from discontinued operations, net of income taxes	62	(41)
Income tax impact on net income adjustments (1)	(2)	(1)
Noncontrolling interest impact on net income adjustments	(8)	3
Adjusted net loss from continuing operations attributable to LVS	$(192)	$(65)

Hold-normalized casino revenue (2)	(80)	10
Hold-normalized casino expense (2)	27	(5)
Income tax impact on hold adjustments (1)	5	2
Noncontrolling interest impact on hold adjustments	8	(5)
Hold-normalized adjusted net loss from continuing operations attributable to LVS	$(232)	$(63)

The following is a reconciliation of Diluted Loss per Share to Adjusted Loss per Diluted Share and Hold-Normalized Adjusted Loss per Diluted Share:
	Three Months Ended
	March 31,
	2021	2020
Per diluted share of common stock:
Net loss attributable to LVS	$(0.36)	$—

Pre-opening expense	0.01	—
Development expense	0.01	0.01
Loss on disposal or impairment of assets	—	—
Other (income) expense	0.02	(0.05)
(Income) loss from discontinued operations, net of income taxes	0.08	(0.05)
Income tax impact on net income adjustments	—	—
Noncontrolling interest impact on net income adjustments	(0.01)	—
Adjusted loss per diluted share from continuing operations	$(0.25)	$(0.09)

Hold-normalized casino revenue	(0.10)	0.01
Hold-normalized casino expense	0.04	—
Income tax impact on hold adjustments	—	—
Noncontrolling interest impact on hold adjustments	0.01	—
Hold-normalized adjusted loss per diluted share from continuing operations	$(0.30)	$(0.08)

Weighted average diluted shares outstanding	764	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$5,363	$7,757
Slot machine win per unit per day (2)	$194	$190
Average number of table games	629	484
Average number of slot machines	1,046	1,333

The Londoner Macao:
Table games win per unit per day (1)	$2,522	$6,201
Slot machine win per unit per day (2)	$105	$221
Average number of table games	476	304
Average number of slot machines	818	1,040

The Parisian Macao:
Table games win per unit per day (1)	$2,726	$7,888
Slot machine win per unit per day (2)	$95	$183
Average number of table games	267	230
Average number of slot machines	881	1,066

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$11,466	$11,682
Slot machine win per unit per day (2)	$106	$173
Average number of table games	142	121
Average number of slot machines	45	131

Sands Macao:
Table games win per unit per day (1)	$2,871	$6,356
Slot machine win per unit per day (2)	$113	$152
Average number of table games	153	148
Average number of slot machines	530	722

Marina Bay Sands:
Table games win per unit per day (1)	$4,077	$8,117
Slot machine win per unit per day (2)	$942	$572
Average number of table games	580	606
Average number of slot machines	1,853	2,368

Las Vegas Operating Properties(3):
Table games win per unit per day (1)	$1,938	$5,522
Slot machine win per unit per day (2)	$380	$321
Average number of table games	179	206
Average number of slot machines	1,491	1,978
____________________

Note:	These casino statistics exclude table games and slot machines shutdown due to social distancing measures or closure of the gaming facilities as a result of the COVID-19 pandemic. Gaming operations at The Venetian Macao, The Londoner Macao, The Parisian Macao, The Plaza Macao and Sands Macao were closed during a portion of February 2020 due to Macao government mandated closures of all casinos. The Las Vegas Operating Properties were closed from March 18, 2020 through June 4, 2020, due to the statewide closure of non-essential services by the State of Nevada. Marina Bay Sands remained in operation during this period.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	The Las Vegas Operating Properties are classified as a discontinued operation held for sale.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$266	$251	$15	6.0%
Rooms	19	21	(2)	(9.5)%
Food and Beverage	6	5	1	20.0%
Mall	46	29	17	58.6%
Convention, Retail and Other	3	9	(6)	(66.7)%
Net Revenues	$340	$315	$25	7.9%

Adjusted Property EBITDA	$82	$49	$33	67.3%
EBITDA Margin %	24.1%	15.6%		8.5	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,231	$2,270	$(1,039)	(45.8)%
Rolling Chip Win %(1)	4.43%	3.03%		1.40	pts

Non-Rolling Chip Drop	$908	$817	$91	11.1%
Non-Rolling Chip Win %	27.4%	27.0%		0.4	pts

Slot Handle	$462	$438	$24	5.5%
Slot Hold %	4.0%	4.5%		(0.5)	pts

Hotel Statistics

Occupancy %	47.2%	39.2%		8.0	pts
Average Daily Rate (ADR)	$157	$238	$(81)	(34.0)%
Revenue per Available Room (RevPAR)	$74	$93	$(19)	(20.4)%
____________________

Note:	As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020 and non-gaming operations were operating at a reduced capacity or were temporarily closed during the quarter ended March 31, 2020, due to social distancing measures and travel restrictions. The property was open during the quarter ended March 31, 2021; however, the property continued to operate at a reduced capacity, with some operations temporarily closed. Rooms utilized to house team members during the quarter ended March 31, 2020, due to travel restrictions, were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	March 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$91	$123	$(32)	(26.0)%
Rooms	19	27	(8)	(29.6)%
Food and Beverage	7	8	(1)	(12.5)%
Mall	14	9	5	55.6%
Convention, Retail and Other	6	3	3	100.0%
Net Revenues	$137	$170	$(33)	(19.4)%

Adjusted Property EBITDA	$(23)	$—	$(23)	N.M.
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$523	$167	$356	213.2%
Rolling Chip Win %(1)	3.71%	5.85%		(2.14)	pts

Non-Rolling Chip Drop	$408	$556	$(148)	(26.6)%
Non-Rolling Chip Win %	21.7%	22.0%		(0.3)	pts

Slot Handle	$197	$367	$(170)	(46.3)%
Slot Hold %	3.9%	4.4%		(0.5)	pts

Hotel Statistics

Occupancy %	35.5%	38.1%		(2.6)	pts
Average Daily Rate (ADR)	$173	$175	$(2)	(1.1)%
Revenue per Available Room (RevPAR)	$61	$67	$(6)	(9.0)%
____________________

N.M.	Not Meaningful
Note:	As a result of the COVID-19 pandemic, gaming operations were closed from February 5-26, 2020, while hotel operations were closed for a period in February and March of 2020 and non-gaming operations were operating at a reduced capacity or were temporarily closed during the quarter ended March 31, 2020, due to social distancing measures and travel restrictions. The property was open during the quarter ended March 31, 2021; however, the property continued to operate at a reduced capacity, with some operations temporarily closed. Rooms utilized for government quarantine purposes during the quarters ended March 31, 2021 and 2020, and to provide lodging for team members during the quarter ended March 31, 2020, due to travel restrictions, were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$59	$115	$(56)	(48.7)%
Rooms	12	13	(1)	(7.7)%
Food and Beverage	5	5	—	—%
Mall	10	6	4	66.7%
Convention, Retail and Other	1	2	(1)	(50.0)%
Net Revenues	$87	$141	$(54)	(38.3)%

Adjusted Property EBITDA	$(8)	$(3)	$(5)	166.7%
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$114	$1,890	$(1,776)	(94.0)%
Rolling Chip Win %(1)	(3.01)%	2.49%		(5.50)	pts

Non-Rolling Chip Drop	$300	$390	$(90)	(23.1)%
Non-Rolling Chip Win %	23.0%	23.8%		(0.8)	pts

Slot Handle	$223	$432	$(209)	(48.4)%
Slot Hold %	3.4%	3.5%		(0.1)	pts

Hotel Statistics

Occupancy %	46.7%	40.3%		6.4	pts
Average Daily Rate (ADR)	$118	$169	$(51)	(30.2)%
Revenue per Available Room (RevPAR)	$55	$68	$(13)	(19.1)%
____________________

Note:	As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020 and non-gaming operations were operating at a reduced capacity or were temporarily closed during the quarter ended March 31, 2020, due to social distancing measures and travel restrictions. The property was open during the quarter ended March 31, 2021; however, the property continued to operate at a reduced capacity, with some operations temporarily closed. Rooms utilized to house team members during the quarter ended March 31, 2020, due to travel restrictions, were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	March 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$115	$83	$32	38.6%
Rooms	11	4	7	175.0%
Food and Beverage	4	3	1	33.3%
Mall	39	17	22	129.4%
Convention, Retail and Other	1	—	1	N.M.
Net Revenues	$170	$107	$63	58.9%

Adjusted Property EBITDA	$70	$28	$42	150.0%
EBITDA Margin %	41.2%	26.2%		15.0	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,436	$1,626	$(190)	(11.7)%
Rolling Chip Win %(1)	5.93%	2.84%		3.09	pts

Non-Rolling Chip Drop	$256	$210	$46	21.9%
Non-Rolling Chip Win %	24.1%	29.9%		(5.8)	pts

Slot Handle	$4	$37	$(33)	(89.2)%
Slot Hold %	10.8%	4.7%		6.1	pts

Hotel Statistics

Occupancy %	43.7%	48.4%		(4.7)	pts
Average Daily Rate (ADR)	$432	$329	$103	31.3%
Revenue per Available Room (RevPAR)	$189	$159	$30	18.9%
____________________

N.M.	Not Meaningful
Note:	As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020 and non-gaming operations were operating at a reduced capacity or were temporarily closed during the quarter ended March 31, 2020, due to social distancing measures and travel restrictions. The property was open during the quarter ended March 31, 2021; however, the property continued to operate at a reduced capacity, with some operations temporarily closed. Rooms utilized to house team members during the quarter ended March 31, 2020, due to travel restrictions, were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$31	$64	$(33)	(51.6)%
Rooms	3	2	1	50.0%
Food and Beverage	1	2	(1)	(50.0)%
Convention, Retail and Other	—	1	(1)	(100.0)%
Net Revenues	$35	$69	$(34)	(49.3)%

Adjusted Property EBITDA	$(18)	$(1)	$(17)	1,700.0%
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$484	$507	$(23)	(4.5)%
Rolling Chip Win %(1)	4.34%	4.37%		(0.03)	pts

Non-Rolling Chip Drop	$122	$250	$(128)	(51.2)%
Non-Rolling Chip Win %	15.1%	20.1%		(5.0)	pts

Slot Handle	$158	$276	$(118)	(42.8)%
Slot Hold %	3.4%	3.0%		0.4	pts

Hotel Statistics

Occupancy %	71.5%	59.8%		11.7	pts
Average Daily Rate (ADR)	$138	$179	$(41)	(22.9)%
Revenue per Available Room (RevPAR)	$99	$107	$(8)	(7.5)%
____________________

Note:	As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020 and non-gaming operations were operating at a reduced capacity or were temporarily closed during the quarter ended March 31, 2020, due to social distancing measures and travel restrictions. The property was open during the quarter ended March 31, 2021; however, the property continued to operate at a reduced capacity, with some operations temporarily closed. Rooms utilized to house team members during the quarter ended March 31, 2020, due to travel restrictions, were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$303	$439	$(136)	(31.0)%
Rooms	32	74	(42)	(56.8)%
Food and Beverage	33	41	(8)	(19.5)%
Mall	47	42	5	11.9%
Convention, Retail and Other	11	16	(5)	(31.3)%
Net Revenues	$426	$612	$(186)	(30.4)%

Adjusted Property EBITDA	$144	$282	$(138)	(48.9)%
EBITDA Margin %	33.8%	46.1%		(12.3)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,512	$6,639	$(5,127)	(77.2)%
Rolling Chip Win %(1)	5.59%	3.53%		2.06	pts

Non-Rolling Chip Drop	$674	$1,077	$(403)	(37.4)%
Non-Rolling Chip Win %	19.1%	19.8%		(0.7)	pts

Slot Handle	$3,745	$2,870	$875	30.5%
Slot Hold %	4.2%	4.3%		(0.1)	pts

Hotel Statistics

Occupancy %	63.0%	81.0%		(18.0)	pts
Average Daily Rate (ADR)	$228	$417	$(189)	(45.3)%
Revenue per Available Room (RevPAR)	$143	$338	$(195)	(57.7)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity during the quarter ended March 31, 2021, with some operations temporarily closed.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Discontinued Operation Held for Sale
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties(1)	March 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$53	$102	$(49)	(48.0)%
Rooms	45	127	(82)	(64.6)%
Food and Beverage	24	75	(51)	(68.0)%
Convention, Retail and Other(2)	17	61	(44)	(72.1)%
Net Revenues	$139	$365	$(226)	(61.9)%

Adjusted Property EBITDA	$(47)	$88	$(135)	(153.4)%
EBITDA Margin %		24.1%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$335	$446	$(111)	(24.9)%
Table Games Win %(3)	9.3%	19.9%		(10.6)	pts

Slot Handle	$625	$603	$22	3.6%
Slot Hold %	8.1%	8.2%		(0.1)	pts

Hotel Statistics

Occupancy %	42.6%	87.2%		(44.6)	pts
Average Daily Rate (ADR)	$185	$266	$(81)	(30.5)%
Revenue per Available Room (RevPAR)	$79	$232	$(153)	(65.9)%
____________________

Note:	Due to the statewide closure of non-essential services by the State of Nevada as a result of the COVID-19 pandemic, the property was closed beginning on March 18, 2020, and reopened on June 4, 2020. For the quarter ended March 31, 2021, due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed due to social distancing measures. Rooms within the property’s Venezia tower that remained closed for a portion of the quarter ended March 31, 2021, were excluded from the calculation of hotel statistics above.
(1)	In March 2021, LVS entered into definitive agreements to sell its Las Vegas real property and operations and as a result have been classified as a discontinued operation held for sale.
(2)	Prior year amounts have been adjusted to conform to the current period presentation, which excludes intercompany royalties as these will continue post-closing of the sale. See Exhibit 2.
(3)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2021					TTM March 31, 2021
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$46	$42	91.3%	812,936	79.9%	$940

Shoppes at Four Seasons
Luxury Retail	21	20	95.2%	125,466	100.0%	5,150
Other Stores	18	17	94.4%	118,638	87.7%	1,632
Total	39	37	94.9%	244,104	94.0%	3,665

Shoppes at Londoner(3)	14	12	85.7%	515,958	81.0%	576

Shoppes at Parisian	10	9	90.0%	296,145	79.8%	422

Total Cotai Strip in Macao	109	100	91.7%	1,869,143	82.0%	1,182

The Shoppes at Marina Bay Sands	47	41	87.2%	620,297	98.9%	1,048

Total	$156	$141	90.4%	2,489,440	86.2%	$1,138
____________________

Note:
This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $13 million at our Macao properties and $6 million at Marina Bay Sands.

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	The Shoppes at Londoner will feature up to an estimated 600,000 square feet of gross leasable area upon completion of all phases of the renovation, rebranding and expansion to The Londoner Macao.